As filed with the Securities and Exchange Commission on October 4, 2000
                                                   Registration No. 2-48849
================================================================================
         SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
                         --------------------------

                      POST-EFFECTIVE AMENDMENT NO. 16


                                     TO


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                         --------------------------
                                 Bestfoods
           (Exact name of registrant as specified in its charter)

               Delaware                                36-2385545
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)               Identification Number)

                             700 Sylvan Avenue
                            International Plaza
                      Englewood Cliffs, NJ 07632-9976
           (Address of registrant's principal executive offices)

               SAVINGS/RETIREMENT PLAN FOR SALARIED EMPLOYEES
                          (Full title of the plan)

                          Eduardo B. Sanchez, Esq.
                      Vice President, General Counsel
                                 Bestfoods
                             700 Sylvan Avenue
                            International Plaza
                      Englewood Cliffs, NJ 07632-9976
                               (201) 894-4000
         (Name, address, and telephone number of agent for service)

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     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Bestfoods hereby withdraws from registration under this Registration Statement any and all shares of Bestfoods Common Stock originally registered hereunder which have not been issued. The
Savings/Retirement Plan For Salaried Employees pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Bestfoods certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 16 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 4, 2000.

                             BESTFOODS


                             /s/ CHARLES R. SHOEMATE
                             ---------------------------------------
                             By:  Charles R. Shoemate
                                   President Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 16 has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                        TITLE                    DATED
             ----                        -----                    -----
   /s/ ROBERT J. GILLESPIE      Executive Vice President,    October 4, 2000
   -----------------------      Strategic Business
   Robert J. Gillespie          Development and Finance

   /s/ PHILIP V. TERENZIO       Vice President and           October 4, 2000
   -----------------------      Controller
   Philip V. Terenzio

   /s/ THOMAS H. FLOYD          Director                     October 4, 2000
   -----------------------
   Thomas H. Floyd

   /s/ A. PETER HARWICH         Director                     October 4, 2000
   -----------------------
   A. Peter Harwich

   /s/ RONALD M. SOIEFER        Director                     October 4, 2000
   -----------------------
   Ronald M. Soiefer